Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                          For the Month of August 1998
                    Distribution Date of September 15, 1998
                           Servicer Certificate #11

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $364,215,847.31
Beginning Pool Factor                                           0.7284399

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,147,190.24
     Interest Collected                                     $2,965,865.96

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $497,069.54
Total Additional Deposits                                     $497,069.54

Repos / Chargeoffs                                            $533,508.96
Aggregate Number of Notes Charged Off                                 105

Total Available Funds                                      $12,586,047.91

Ending Pool Balance                                       $354,559,225.94
Ending Pool Factor                                              0.7091264

Servicing Fee                                                 $303,513.21

Repayment of Servicer Advances                                 $24,077.83

Reserve Account:
     Beginning Balance  (see Memo Item)                    $19,971,605.45
     Target Percentage                                              5.25%
     Target Balance                                        $18,614,359.36
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,357,246.09)
     Ending Balance                                        $18,614,359.36

Current Weighted Average APR:                                      9.902%
Current Weighted Average Remaining Term (months):                   41.34

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days           $1,952,244.69      1,589
                                31 - 60 days            $448,125.34        375
                                60+  days               $146,880.64         87

     Total:                                           $2,547,250.67      1,599

     Balances:                  60+  days             $2,940,241.86         87

Memo Item - Reserve Account
     Prior Month                                     $19,121,331.98
+    Invest. Income                                      $93,859.89
+    Excess Serv.                                       $756,413.58
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $19,971,605.45

Exhibit 20.6
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of August 1998

                                                                       NOTES
                                                   (Money Market)
                                     TOTAL          CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                 $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%          96.50%            0.00%            0.00%           3.50%
     Coupon                                                 5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance           $364,215,847.31
Ending Pool Balance              $354,559,225.94

Collected Principal                $9,123,112.41
Collected Interest                 $2,965,865.96
Charge - Offs                        $533,508.96
Liquidation Proceeds/Recoveries      $497,069.54
Servicing                            $303,513.21
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                $12,282,534.70

Beginning Balance                $364,215,847.31            $0.00  $69,968,292.65  $132,000,000.00  $149,500,000.00  $12,747,554.66

Interest Due                       $1,869,499.75            $0.00     $335,700.09      $682,000.00      $784,875.00      $66,924.66
Interest Paid                      $1,869,499.75            $0.00     $335,700.09      $682,000.00      $784,875.00      $66,924.66
Principal Due                      $9,656,621.37            $0.00   $9,318,639.62            $0.00            $0.00     $337,981.75
Principal Paid                     $9,656,621.37            $0.00   $9,318,639.62            $0.00            $0.00     $337,981.75

Ending Balance                   $354,559,225.94            $0.00  $60,649,653.03  $132,000,000.00  $149,500,000.00  $12,409,572.91
Note / Certificate Pool Factor                             0.0000          0.6452           1.0000           1.0000          0.7091
   (Ending Balance / Original Pool Amount)
Total Distributions               $11,526,121.12            $0.00   $9,654,339.71      $682,000.00      $784,875.00     $404,906.41

Interest Shortfall                         $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $756,413.58
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $19,971,605.45
(Release) / Draw                  ($1,357,246.09)
Ending Reserve Acct Balance       $18,614,359.36

Exhibit 20.6
Page 3 of 3

Navistar Financial 1997 - B Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   5                 4                  3                  2                 1
                                Apr-98            May-98             Jun-98             Jul-98            Aug-98
Beginning Pool Balance     $416,657,273.79    $403,946,961.02    $389,937,284.97    $376,910,588.41    $364,215,847.31

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $770,176.40        $542,695.47        $772,265.78        $802,364.56        $533,508.96
    Recoveries               $1,225,572.81        $557,628.06        $669,359.85        $472,338.50        $497,069.54

Total Charged Off (Months 5, 4, 3)              $2,085,137.65
Total Recoveries (Months 3, 2, 1)               $1,638,767.89
Net Loss / (Recoveries) for 3 Mos                 $446,369.76(a)

Total Balance (Months 5, 4, 3)              $1,210,541,519.78(b)

Loss Ratio Annualized  [(a/b) * (12)]                0.44248%

Trigger:  Is Ratio > 1.5%                                  No
                                                                     Jun-98             Jul-98            Aug-98

B)   Delinquency Trigger:                                          $2,811,483.57      $3,631,674.49      $2,940,241.86
     Balance delinquency 60+ days                                       0.72101%           0.96354%           0.80728%
     As % of Beginning Pool Balance                                     0.75022%           0.84949%           0.83061%
     Three Month Average

Trigger:  Is Average > 2.0%                                No

C)   Noteholders Percent Trigger:                    3.72291%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer